Exhibit 10.58

INTERCOMPANY SERVICES EXTENSION AGREEMENT

This Amendment and Extension Agreement dated as of January 1, 2010 is by and between Hallmark Cards, Incorporated (“Hallmark”) and Crown Media Holdings, Inc. (Crown Holdings”).

WHEREAS, Crown Holdings and Hallmark have previously entered into that certain Intercompany Services Agreement between the parties dated as of December 23, 2002 as extended on January 1, 2006, January 1, 2007, January 1, 2008, and as extended and amended on January 19, 2009  (the “Services Agreement”); and

WHEREAS, the parties desire to further extend the term of the Services Agreement;

NOW, THEREFORE, Crown Holdings and Hallmark hereby agree as follows:

The term of the License Agreement shall be extended for an additional period terminating on January 1, 2011, subject to any earlier termination pursuant to the terms of the Services Agreement.  All other terms and conditions of the Services Agreement will remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Extension Agreement as of the date set forth above.

HALLMARK CARDS, INCORPORATED

By:           /s/ Brian Gardner

Title:           Executive Vice President, General Counsel

CROWN MEDIA HOLDINGS, INC.

By:           /s/ Charles Stanford

Title:           Executive Vice President, General Counsel